As filed with the Securities and Exchange Commission on March 9, 1998

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        PENNFED FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                        22-3297339
--------------------------------------------------------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

622 Eagle Rock Avenue, West Orange, New Jersey            07052-2989
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)

                            PENN FEDERAL SAVINGS BANK
                                   401(k) PLAN
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                 1100 New York Ave., N.W. Washington, D.C. 20005
--------------------------------------------------------------------------------
                     (Name and address of agent for service)
                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                                Proposed             Proposed
                                                                 maximum             maximum
  Title of securities                     Amount to be        offering price        aggregate              Amount of
   to be registered                        registered           per share         offering price       registration fee
   ----------------                        ----------           ---------         --------------       ----------------
Common Stock, $.01 par value            180,000 shares(1)          $18.22 (2)      $ 3,279,375(2)          $968.00(2)

Interests in Savings Plan(3)                       N/A(3)             N/A                  N/A                 N/A(3)


(1) Estimated maximum aggregate number of shares of PennFed Financial  Services,
Inc.   ("PennFed")   common  stock   purchasable   with  employee  and  employer
contributions under the Plan during the next 60 months.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $18.22 per share, which was the average of the high and low prices of the PennFed common stock on March 6, 1998, as reported on the Nasdaq National Market.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Penn Federal Savings Bank 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by PennFed Financial Services, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 0-24040), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements referred to in (a) above;

         (c) The description of the Company's Common Stock, par value $0.01 per share, and Stockholder Protection Rights Agreement contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 28, 1996, as amended on Form 8-A/A filed with the Commission on February 11, 1998 and all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Assistant Corporate Secretary, Penn Federal Savings Bank, 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989, telephone number (973) 669-7366.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware ("Section 145"). Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the name of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the Directors of the Company who are not parties to such action, suit or proceeding, even though such directors constitute less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the Stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

     Regulation
         S-K                                                                   Reference to Prior
       Exhibit                                                                  Filing or Exhibit
        Number                   Document                                    Number Attached Hereto
        ------                   --------                                    ----------------------
                      Instruments defining the rights of
                      security holders, including indentures

         4.1          Certificate of Incorporation of                 Filed as Exhibit 3.1 to the Company's
                      PennFed Financial Services, Inc.                Form S-1 Registration Statement
                                                                      (Registration No. 33-76854) and hereby
                                                                      incorporated by reference in accordance
                                                                      with Item 601 of Regulation S-K.

         4.2          Bylaws of PennFed Financial                     Filed as Exhibit 3.2 to the Company's
                      Services, Inc.                                  Form S-1 Registration Statement
                                                                      (Registration No. 33-76854) and hereby
                                                                      incorporated by reference in accordance
                                                                      with Item 601 of Regulation S-K.

         4.3          Specimen form of common stock certificate of    Filed as Exhibit 4 to the Company's Form
                      PennFed Financial Services, Inc.                S-1 Registration Statement (Registration
                                                                      No. 33-76854) and hereby incorporated by
                                                                      reference in accordance with Item 601 of
                                                                      Regulation S-K.

         4.4          PennFed Financial Services, Inc. Stockholder    Filed as an exhibit to the Company's
                      Protection Rights Agreement                     Registration Statement on Form 8-A filed
                                                                      with the Commission on March 28, 1996,
                                                                      as amended on Form 8-A/A filed with the
                                                                      Commission on February 11, 1998 and
                                                                      hereby incorporated by reference in
                                                                      accordance with Item 601 of Regulation
                                                                      S-K.

         4.5          PennFed Financial Services, Inc. Dividend       Filed as an exhibit to the Company's Form S-3
                      Reinvestment Plan                               Registration Statement filed January 28, 1997
                                                                      and hereby incorporated by reference in
                                                                      accordance with Item 601 of Regulation S-K.

         4.6          Penn Federal Savings Bank 401(k) Plan           Attached as Exhibit 4.6

         5            Opinion of Silver, Freedman & Taff, L.L.P.      Attached as Exhibit 5

        23.1          Consent of Silver, Freedman & Taff, L.L.P.      Contained in Exhibit 5
                      (Included in Exhibit 5)

        23.2          Consent of Deloitte and Touche LLP              Attached as Exhibit 23.2

         The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Orange, State of New Jersey, on the 9th day of March, 1998.

                                           PENNFED FINANCIAL SERVICES, INC.

Date: March 9, 1998                   By:  /s/ Joseph L. LaMonica
                                           ----------------------
                                           Joseph L. LaMonica
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By:  /s/Joseph L. LaMonica                  By:  /s/William C. Anderson
     ---------------------                       ----------------------
     Joseph L. LaMonica                          William C. Anderson
     President, Chief Executive Officer          Chairman of the Board
     and Director

Date:  March 9, 1998                        Date:  March 9, 1998

By:  /s/Patrick D. McTernan                 By:
     ----------------------                     ---------------------
     Patrick D. McTernan                        Amadeu L. Carvalho
     Executive Vice President, General          Director
     Counsel, Secretary and Director

Date:  March 9, 1998                        Date:

By:  /s/Marvin D. Schoonover                By:
     -----------------------                     ----------------------
     Marvin D. Schoonover                        Mario Teixeira, Jr.
     Director                                    Director

Date:  March 9, 1998                        Date:

By:  /s/Lucy T. Tinker                      By:  /s/Jeffrey J. Carfora
     -----------------                           ---------------------
     Lucy T. Tinker                              Jeffrey J. Carfora
     Executive Vice President and                Senior Vice President and
     Chief Operating Officer                     Chief Financial Officer
     (Principal Financial Officer)               (Principal Accounting Officer)

Date:  March 9, 1998                        Date:  March 9, 1998

                                   SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Orange, State of New Jersey on the 9th day of March, 1998.


                                          PENN FEDERAL SAVINGS BANK
                                          401(k) Plan



                                     By:  /s/Laura Beckmeyer
                                          ------------------
                                          Laura Beckmeyer
                                          Penn Federal Savings Bank
                                          Plan Administrator of the Penn Federal
                                          Savings Bank 401(k) Plan


                                   Date:  March 9, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549








                                    EXHIBITS


                                       TO


                                    FORM S-8


                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933









                        PENNFED FINANCIAL SERVICES, INC.

                                  EXHIBIT INDEX


  Exhibit
  Number

    4.6       Penn  Federal  Savings  Bank  401(k) Plan

    5         Opinion of Silver, Freedman & Taff, L.L.P.

   23.1       Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5)

   23.2       Consent of Deloitte and Touche LLP